UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 3, 2010
Vishay Intertechnology, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue
Malvern, PA 19355	19355-2143

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	— Entry into a Material Definitive Agreement
Effective November 3, 2010, Vishay Intertechnology, Inc. (“Vishay”) and its lenders entered into a consent letter under the Fourth Amended and Restated Credit Agreement, dated as of June 24, 2008, as amended. Pursuant to the consent letter, the lenders consented to Vishay’s issuance of the debentures and repurchase of its common stock as described under Item 7.01.
Pursuant to this consent letter, Vishay borrowed additional amounts under its revolving credit commitment to prepay the entire $75 million outstanding under its term loan.
The foregoing description is qualified in its entirety by reference to the consent letter under the Fourth Amended and Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	— Regulation FD Disclosure
Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release describing an offering of $250 million principal amount of convertible senior debentures pursuant to Rule 144A under the Securities Act of 1933, as amended. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01	— Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Consent letter under the Vishay Intertechnology, Inc. Fourth Amended and Restated Credit Agreement.
99.1	Press release dated November 3, 2010

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 3, 2010

VISHAY INTERTECHNOLOGY, INC.
By:	/s/ Lior E. Yahalomi
	Name:	Dr. Lior E. Yahalomi
	Title:	Executive Vice President and Chief Financial Officer